 Exhibit 10.2

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

SPECIAL VALUE CONTINUATION PARTNERS, LP,

as Seller

and

TCPC FUNDING I, LLC,

as Purchaser

Dated as of May 15, 2013

USActive 27617899.6

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SECTION 8.4	Severability of Provisions	17
SECTION 8.5	Assignment	17
SECTION 8.6	Further Assurances	17
SECTION 8.7	No Waiver; Cumulative Remedies	17
SECTION 8.8	Counterparts	18
SECTION 8.9	Binding Effect; Third-Party Beneficiaries	18
SECTION 8.10	Merger and Integration	18
SECTION 8.11	Headings	18

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This SALE AND CONTRIBUTION AGREEMENT, dated as of May 15, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between SPECIAL VALUE CONTINUATION PARTNERS, LP, a Delaware limited partnership, as seller (in such capacity, the “Seller”) and TCPC FUNDING I, LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, Deutsche Bank AG, New York Branch, as administrative agent, Wells Fargo Bank, National Association, as collateral agent and collateral custodian, and the agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Aggregate Transferred Assets” means the collective reference to the Effective Date Participation Interests and the Transferred Assets.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“CRD” has the meaning set forth in Section 5.1(p)(i).

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” has the meaning set forth in Section 2.1(a).

“Payment Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Purchase Date” has the meaning set forth in Section 2.1(b).

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Obligations and Related Security Conveyed by the Seller to the Purchaser hereunder.

“Transferred Collateral Obligations” means each Collateral Obligation Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Obligations” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a)          On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to Convey to the Purchaser on the Effective Date, and the Purchaser agrees to purchase from the Seller on the Effective Date (the “Initial Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Obligations”) (the Schedule of Collateral Obligations, as amended, supplemented, updated or otherwise modified shall become part of the Schedule of Collateral Obligations), together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) for such Collateral Obligation.

(b)          In the event the Purchaser agrees, from time to time after the Effective Date, to acquire additional Collateral Obligations (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule B hereto (each, a “Purchase Notice”), designating the date of the proposed Conveyance (a “Subsequent Conveyance Date”) and attaching a supplement to the Schedule of Collateral Obligations identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Subsequent Conveyance Date (each such purchase and sale being herein called a “Subsequent Conveyance”), all of the Seller’s right, title and interest in and to each Collateral Obligation then reported by the Seller on the Schedule of Collateral Obligations attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(c)          It is the express intent of the Seller and the Purchaser that (i) each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement and (ii) each transfer of Effective Date Participation Interests by the Seller to the Purchaser be construed as an absolute sale and/or contribution of such Aggregate Transferred Assets by the Seller to the Purchaser. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Aggregate Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder (and, with respect to the Effective Date Participation Interests, the related participation documentation) shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement (and, with respect to the Effective Date Participation Interests, the participations under the related participation documentation) shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Aggregate Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Aggregate Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees under this Agreement (and, with respect to the Effective Date Participation Interests, the participations under the related participation documentation) and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Aggregate Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Aggregate Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(d)          In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Aggregate Transferred Assets Conveyed by the Seller hereunder (and, with respect to the Effective Date Participation Interests, the related participation documentation) from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(e)          The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Aggregate Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder (and, with respect to the Effective Date Participation Interests, under the related participation documentation). Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement (and, with respect to the Effective Date Participation Interests, the participations under the related participation documentation), execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Aggregate Transferred Assets and the Lien of the Collateral Agent pursuant to the Loan Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Aggregate Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to such Obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes and (e) Indemnified Amounts resulting from the performance or non-performance of the Collateral Obligations.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) first, by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(b) of the Loan Agreement and (b) second, by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a)          Organization and Good Standing. The Seller is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and the Related Security and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b)          Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c)          Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its certificate of formation or limited partnership agreement, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement).

(d)          Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e)          Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the Transaction Documents to which it is a party, (ii) for the perfection of or the exercise by each of the Borrower and the Administrative Agent of any of its rights or remedies under the Loan Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A)  consents, notices, filings and other actions which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f)           Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g)          No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Assets or (E) seeking to impose any excise, franchise, transfer or similar tax upon the conveyance of the Transferred Assets hereunder.

(h)          Legal Compliance. The Seller has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets.

(i)           Tax Status. The Seller has timely filed all federal and other material tax returns (foreign, federal, state, local and otherwise) required to be filed by it and has paid all federal and other material taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). It is not liable for taxes payable by any other Person. No tax lien or similar Adverse Claim has been filed, and no claim has been filed or is being asserted, with respect to any such tax, fee, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the execution and delivery of this Agreement and the Transaction Documents have been paid or shall have been paid if and when due at or prior to the Effective Date or the Purchase Date, as applicable.

(j)           Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k)          Ownership; Security Interest.

i.            In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements (A) all of such Security Entitlements have been credited to the Collection Account and the Securities Intermediary has agreed to treat all assets credited to the Collection Account as Financial Assets, (B) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account have been taken and (C) the Collection Account is not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Purchaser (or the Investment Manager on its behalf) may cause cash in the Collection Account to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with the Loan Agreement; all Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Custodian; the Seller has received, or subject to the delivery requirements contained the Loan Agreement will receive, a written acknowledgment from the Collateral Agent that the Collateral Agent or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Agent, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(l)           Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation sold hereunder, the Seller sold such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m)         Eligibility of Transferred Collateral Obligations. Each Transferred Collateral Obligation Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Obligation. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Collateral Obligations and other Transferred Assets hereunder as of such Purchase Date.

(n)          Adequate Capitalization; No Insolvency. The Seller is adequately capitalized and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. The Seller is adequately capitalized for its business as proposed to be conducted in the foreseeable future and does not expect the commencement of any insolvency, bankruptcy or similar proceedings or the appointment of a receiver, liquidator or similar official in respect of its assets. The Seller executed and delivered each of the Transaction Documents to which it is a party for fair consideration and without the intent to hinder, delay or defraud any of its creditors or any other Person.

(o)          True Sale. Each Transferred Collateral Obligation sold hereunder shall have been sold by the Seller to the Purchaser in a “true sale”.

(p)          True and Complete Information. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement, the other Transaction Documents, the Transferred Assets, or any transaction contemplated hereby is and will be (when taken as a whole) true, correct and complete in all material respects.

(q)          Financial Statements. The Seller has delivered to each Lender complete and correct copies of (A) the audited consolidated financial statements of the Seller for the fiscal year most recently ended, and (B) the unaudited consolidated financial statements of the Seller for the fiscal quarter most recently ended, in each case when (and to the extent) required to be delivered under Sections 7.5(k)(ii) and (iv) of the LFSA. Such financial statements (including the related notes) fairly present the financial condition of the Seller as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with GAAP.

(r)           Payment in Full. The Seller had no actual knowledge at the time of Conveyance of a Transferred Asset of any fact which leads it to expect that any payments on such Transferred Asset will not be paid in full when due or to expect any other material adverse effect (excluding any material adverse effect resulting from changes in economic, political, regulatory or financial conditions generally or in the industries in which the Seller or related Obligor operates) on (A) the performance by the Seller of its obligations under this Agreement or any of the Transaction Documents to which it is a party, (B) the validity or enforceability of this Agreement or any of the Transaction Documents to which it is a party, or (C) the Transferred Assets or the interests of the Seller therein.

(s)          No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(t)           Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.17 of the Loan Agreement.

(u)          Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(v)         Transferred Assets. As of each Purchase Date, Schedule A is an accurate and complete listing of all the Transferred Assets hereunder as of such Purchase Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Purchase Date.

(w)         Set–Off, etc. At the time of Conveyance of a Transferred Asset, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the Obligor thereof, and at such time such Transferred Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted under the Transaction Documents.

(x)          No Fraud. Each Collateral Obligation was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; .Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a)          Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(b)          Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a limited partnership and maintain its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a foreign limited partnership in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such liens, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c)          Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections received by the Seller to the Concentration Account or the Collection Account by the close of business on the Business Day following the date such Collections are received.

(d)          Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e)          Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f)           Payment, Performance and Discharge of Obligations. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(g)          Taxes. The Seller will file on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(h)          ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(i)          Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents (other than the Lien covering this Agreement and existing on the Effective Date, which has been disclosed to the Administrative Agent) or on or with respect to any of its rights in the Transferred Assets, in each case other than Permitted Liens. For the avoidance of doubt, this Section 5.1(j) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(j)           Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 2.1(c) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 10 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(k)          Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Obligations Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(l)           Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.

(m)         Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 10.5 of the Loan Agreement.

(n)          Limited Liability Formalities. The Seller will adhere to the limited liability formalities of the Borrower in all transfers of assets and other transactions between the Seller and the Borrower. In general, the Seller shall observe the appropriate limited liability company formalities of the Borrower under Applicable Law.

(o)          Nonconsolidation Opinion. The Seller shall not take any action contrary to the “Assumptions and Facts” section in the opinion of Sutherland Asbill & Brennan LLP, dated the date hereof, relating to certain nonconsolidation matters.

(p)          Risk Retention.

i.             On any date that any Obligations are outstanding: (i) the Seller will retain, for the purposes of Article 122a of European Union Directive 2006/48/EC (the “CRD”), 100% of the membership interests of the Borrower and the Borrower shall have no other issued equity interests; (ii) the aggregate capital contributions made by the Seller, in the aggregate, with respect to the membership interests in the Borrower through such date shall represent at least 5.0% of the aggregate of the nominal values, at the date of acquisition thereof by the Borrower, of all Collateral Obligations that (a) have been acquired by the Borrower through such date and (b) are held by the Borrower on such date; and (iii) the Seller shall not have entered into or be otherwise exposed to any credit risk mitigation, short positions or any other hedges with respect to the membership interests of the Borrower or the Collateral Obligations

ii.            On the date of delivery of each Monthly Report, the Seller shall provide a separate certification containing a representation from such Person that all of the conditions set forth in clause (i) are true and have been true on each date of the related Collection Period. The Seller shall provide to the Administrative Agent and/or any Lender that is subject to the CRD all information that any such entity requests in connection with its obligations under the CRD.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Obligations. The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event of a breach of any representation or warranty or covenant applicable to a Transferred Asset set forth in Article IV or Article V (each such Transferred Collateral Obligation, an “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Administrative Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligation with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IV and the covenants in Article V with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been Conveyed to the Purchaser on such day.

SECTION 6.2 Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period, the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within two (2) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a)          All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date;

(b)          All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date;

(c)          The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

(d)          The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(c); and

(e)          All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a)          THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)          in the case of the Purchaser:

TCPC Funding I, LLC 2951 28th Street, Suite 1000 Santa Monica, California 90405 Attn: Elizabeth Greenwood, Secretary Tel: (310) 566-1000 Fax: (310) 581-3120

(b)          in the case of the Seller:

Special Value Continuation Partners, LP
2951 28th Street, Suite 1000
Santa Monica, California 90405
Attn: Howard M. Levkowitz, Managing Partner
Tel: (310) 566-1004
Fax: (310) 566-1010

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Administrative Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances.

(a)          The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Obligations for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b)          The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c)          The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.10              Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

SECTION 8.11               Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

SPECIAL VALUE CONTINUATION PARTNERS, LP, as Seller

By:
Name:
Title:

TCPC FUNDING I, LLC, as Purchaser

By:
Name:
Title:

Schedule A

SCHEDULE OF COLLATERAL OBLIGATIONS

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	TCPC Funding I, LLC
2951 28th Street, Suite 1000
Santa Monica, California 90405
Attention: Elizabeth Greenwood, Secretary

Re:	Purchase Notice for Conveyance
Date of____________, 20____

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of May 15, 2013 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between TCPC FUNDING I, LLC, as purchaser (the “Purchaser”), and SPECIAL VALUE CONTINUATION PARTNERS, LP, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations and Collateral Obligation Payments listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of ________, 20__.

Very truly yours,

SPECIAL VALUE CONTINUATION PARTNERS, LP

By:
Name:
Title: